UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2024

Future Vision II Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-422273	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Xiandai Tongxin Building

201 Xin Jinqiao Road, Rm 302

Pudong New District

Shanghai, China

(Address of principal executive offices, including zip code)

+ (86) 136 0300 0540

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, par value $0.0001 per share, and one right to acquire 1/10th of one Ordinary Share	FVNNU	The Nasdaq Stock Market LLC
Ordinary Shares included as part of the Units	FVN	The Nasdaq Stock Market LLC
Rights included as part of the Units	FVNNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On September 13, 2024, Future Vision II Acquisition Corp., a Cayman Islands exempted company (the “Company”), consummated its initial public offering (the “IPO”) of 5,750,000 units (the “Units”), including 750,000 Units issued to the underwriter upon full exercise of their over-allotment option. Each Unit consists of one ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”) and one right entitling the holder thereof to receive one-tenth (1/10) of one ordinary share of upon consummation of the Company’s initial business combination (the “Rights”).

Also on September 13, 2024, the Company closed a private placement of an aggregate of 299,000 units (the “Placement Units”) at a price of $10.00 per Placement Unit, generating gross proceeds of $2,990,000 (the “Private Placement”). The Placement Units are identical to the Units sold in the Offering, except as described in the Company’s registration statement on Form S-1 (File No. 333- 280356) (the “Registration Statement”), including in part that the initial purchaser agreed not to transfer, assign or sell any of the Placement Units or underlying securities (except in limited circumstances, as described in the Registration Statement) until 30 days following the completion of the Company’s initial business combination. The initial purchaser was granted certain demand and piggyback registration rights in connection with the purchase of the Placement Units. The Placement Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2024, in connection with the consummation of the IPO, Messrs. Zheng “Terrence” Wu, Shuding Zeng, and Lei Xiong were appointed to the board of directors of the Company (the “Board”). Messrs. Wu, Zeng, and Xiong are independent directors on the Board. Effective September 13, 2024, Messrs. Wu, Zeng, and Xiong were appointed to the Board’s Audit Committee and the Board’s Compensation Committee, with Mr. Wu serving as chair of the Audit Committee and Mr. Zeng serving as chair of the Compensation Committee.

As previously reported on Form 8-K filed on September 12, 2024, on September 11, 2024, in connection with their appointments to the Board, each member of the Board entered into the Letter Agreement as well as an indemnity agreement with the Company in the forms previously filed as Exhibits 10.7 and 10.4, respectively, to the Registration Statement. Other than the foregoing, none of the directors are party to any arrangement or understanding with any person pursuant to which they were appointed as directors, nor are they party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

The foregoing descriptions of the Letter Agreement and the form of indemnity agreement do not purport to be complete and are qualified in their entireties by reference to the Letter Agreement and form of indemnity agreement, copies of which are attached as Exhibit 10.1 hereto and Exhibit 10.2 to the Registration Statement, respectively, and are incorporated herein by reference.

Item 8.01. Other Events.

On September 13, 2024, the Company completed the Offering. Each Unit offered in the Offering consists of one Ordinary Share and one Right, each Right entitles the holder thereof to receive one-tenth (1/10) of one Ordinary Share upon the consummation of an initial business combination, subject to adjustment, pursuant to the Company’s Registration Statement. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $57,500,000 including the underwriter’s full exercise of its option to purchase up to an additional 750,000 Units offered by the Company to cover over-allotments.

A total of $57,787,500 of the net proceeds, from the Offering and a portion of the proceeds from the Private Placement, was deposited in a trust account established for the benefit of the Company’s public shareholders. An audited balance sheet as of September 13, 2024 reflecting receipt of the proceeds upon consummation of the Offering and the Private Placement has been issued by the Company and is attached hereto as Exhibit 99.1.

Also on September 13, 2024, in connection with the closing of the Offering, the Company issued a press release, a copy of which is attached as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Letter Agreement between the Registrant, HWei Super Speed Co. Ltd. and each director and officer of the Registrant (incorporated by reference to the Company’s Registration Statement at Exhibit 10.7).
10.2	Form of Indemnity Agreement (incorporated by reference to the Company’s Registration Statement at Exhibit 10.4).
99.1	Audited Balance Sheet dated September 13, 2024.
99.2	Press release dated September 13, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 2024

FUTURE VISION II ACQUISITION CORP.

By:	/s/ Xiaodong Wang
Name:	Xiaodong Wang
Title:	Chief Executive Officer and Director

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